                                                                    EXHIBIT 4.17

                              [NORDEA LETTERHEAD]

                      IRREVOCABLE STANDBY LETTER OF CREDIT
                                December 20, 2001
                           LETTER OF CREDIT NO. 30532

From:
Nordea Bank Norge ASA
New York Branch
437 Madison Avenue
New York, New York 10022

To:
JPMorgan Chase Bank
600 Travis, Suite 1150, 11th Floor
Houston, Texas 77002

Attn: Mauri Cowan, Corporate Trust Department

Ladies and Gentlemen:

         We, Nordea Bank Norge ASA, New York Branch (the "Bank"). hereby issue to JPMorgan Chase Bank, in its capacity as Indenture Trustee (the "Indenture Trustee") under the Trust Indenture (as defined below), for the benefit of the Note Holders (as defined below), the Bank's Irrevocable Letter of Credit, numbered as indicated above, in the amount of and not to exceed: Twenty-Three Million Three Hundred Thirty-Six Thousand Six Hundred Four Dollars ($23,336,604.00) U.S. Dollars (as such amount may be reduced and reinstated as provided herein, the "Maximum Amount"), available to the Indenture Trustee by sight draft or sight drafts drawn upon the Bank for said amount or less, effective immediately, subject to the terms and conditions set forth herein.

         As used herein, the term "Trust Indenture" means that certain Trust Indenture and Security Agreement dated as of November 24, 1998, between Noble Drilling (Paul Romano) Inc. ("Paul Romano") and the Indenture Trustee, as from time to time amended, modified or supplemented. As used herein, the term "Note Holders" shall mean the Series A Note Holders (as defined below) and the Series B Note Holders (as defined below). As used herein, the term "Series A Note Holders" means the owners and holders of the Series A Notes (as defined below). As used herein, the term "Series B Note Holders" means the owners and holders of the Series B Notes (as defined below). As used herein, the term "Series A Notes" means the 6.33% Series A Senior Secured Notes due December 20, 2003, issued by Paul Romano pursuant to the provisions of the Trust Indenture, together with all notes given in substitution or exchange therefore. As used herein, the term "Series B Notes" means the 6.09% Series B Senior Secured Notes due December 20, 2003, issued by Paul Romano pursuant to the provisions of the Trust Indenture, together with all notes given in substitution or exchange therefore. The Series A Notes and the Series B Notes are herein referred to collectively as the "Notes".

         Each draft drawn under this Letter of Credit must:

         1. be signed on behalf of the Indenture Trustee;

                                                              Page 1 of 13 pages

[NORDEA LOGO]

         L/C NO. 30532

         December 20, 2001

         2. bear on its face the clause, "drawn under Nordea Bank Norge ASA Irrevocable Letter of Credit No. 30532 dated December 20, 2001"; and

         3.       be accompanied by one or more of the following:

                           (a) a certificate (a "P&I Drawing Certificate")
                  signed on behalf of the Indenture Trustee in the form of Annex A hereto, appropriately completed (any drawing accompanied by such certificate is referred to herein as a "P&I Drawing"); or

                           (b) a certificate (a "Ratings Downgrade Drawing
                  Certificate") signed on behalf of the Indenture Trustee in the form of Annex B hereto, appropriately completed (any drawing accompanied by such certificate is referred to herein as a "Ratings Downgrade Drawing"); or

                           (c) a certificate (an "LC Expiration Drawing
                  Certificate", together with the P&I Drawing Certificate and the Ratings Downgrade Drawing Certificate, the "Drawing Certificates") signed on behalf of the Indenture Trustee in the form of Annex C hereto, appropriately completed (any drawing accompanied by such certificate is referred to herein as an "LC Expiration Drawing", together with a P&I Drawing and a Ratings Downgrade Drawing, the "Drawings").

         Drafts and Drawing Certificates which otherwise conform to the terms and conditions hereof shall be deemed to be properly presented if presented as set forth below under SPECIAL CONDITIONS, paragraph 1.

         The Bank hereby engages with the drawer that drafts drawn and negotiated in conformity with the terms of this Letter of Credit will be duly honored on presentation and will be paid solely with the Bank's funds and in no event with any funds of Noble Drilling Corporation ("Noble") or Paul Romano.

SPECIAL CONDITIONS:

         1. Time of Drawings. Demand for payment may be made by the Indenture Trustee under this Letter of Credit, at any time on a Business Day (hereinafter defined) by fax to fax number (212)421-4420, attn.: Trade Finance
Administration, stating:

         "The Indenture Trustee (as such term is defined in the Letter of Credit hereinafter referred to) hereby makes a demand for payment on [date of demand] for USDLRS [amount of demand] under Letter of Credit No. 30532 issued by Nordea Bank Norge ASA, New York Branch (the "Bank") pursuant to a [P&I Drawing, a Ratings Downgrade Drawing or an LC Expiration Drawing] thereunder.


                                                              Page 2 of 13 Pages

[NORDEA LOGO]

         L/C NO. 30532

         December 20, 2001

         The Indenture Trustee hereby certifies that it is in possession of drafts and documents that are in strict compliance with the Letter of Credit requirements and that same original documents are being forwarded to the Bank at 437 Madison Avenue, New York, New York 10022 office today via courier. Please make payment in immediately available funds by Federal Reserve wire transfer to the Indenture Trustee's account with [here specify location of account to which funds should be directed]."

Such demand shall be accompanied in all cases by a fax of the required Drawing Certificate for a P&I Drawing, a Ratings Downgrade Drawing or an LC Expiration Drawing (as the case may be) and by sight draft or sight drafts.

         If such a demand for payment is received by us at or prior to 12:30 P.M., New York time, on a Business Day, payment shall be made of the amount demanded at or before 3:00 P.M., New York time on the next Business Day after our receipt of such demand for payment; and if any such demand for payment is received after 12:30 P.M., New York time on a Business Day, such demand shall be deemed to have been received prior to 12:30 P.M., New York time on the next Business Day. As used herein, the term "Business Day" means a day other than a Saturday, a Sunday, or a day on which banks are required or allowed by law to be closed in one or both of the State of Texas and the State of New York.

         2. Method of Payment. Payments made in accordance with paragraph 1 under SPECIAL CONDITIONS shall be made in immediately available funds by Federal Reserve wire transfer.

         3. Amounts Available for Drawing. This Letter of Credit is issued in the Maximum Amount of $23,336,604.00, subject to reduction as provided under GENERAL CONDITIONS, paragraph 1.

         4. Expiration.

         (a) Unless extended in accordance with the provisions of paragraph 4(b) below, this Letter of Credit shall expire on the earliest to occur of the following dates:

                  (i) December 19, 2002, or such later date as the Bank may designate to the Indenture Trustee in writing; or

                  (ii) the date of the Bank's receipt of a certificate signed on behalf of the Indenture Trustee and Noble in the form of Annex D hereto, appropriately completed, together with the original of this Letter of Credit.

         (b) On each stated expiration date of this Letter of Credit, such stated expiration date of this Letter of Credit shall automatically (without further action from the Bank, the Indenture Trustee or any other person or entity) be extended for an additional one (1) year period, unless,

[NORDEA LOGO]


         L/C NO. 30532

         December 20, 2001

         by no later than 5:00 P.M. New York time on the day that is thirty (30) calendar days prior to such stated expiration date, the Bank delivers a notice to the Indenture Trustee (with a copy to Noble) stating that this Letter of Credit will not be extended for such additional one year period, provided that in no event shall any such extended expiration date be later than April 23, 2004, which shall be the final expiration date for this Letter of Credit. The date on which the Letter of Credit expires (as the same may be extended pursuant to the provisions of this paragraph 4(b)) is herein referred to as the "Expiration Date".

         GENERAL CONDITIONS:

                  1. Drawings; Reduction and Reinstatement of Stated Amount. Each Drawing under this Letter of Credit shall automatically reduce the amount available under this Letter of Credit for Drawings by an amount equal to the amount of such Drawing. The amount available under this Letter of Credit for Drawings shall also be automatically reduced (without further action on the part of the Indenture Trustee or any other entity or person and without reinstatement), effective at 4:00 P.M., New York time, on each day listed under the column bearing the heading "Date of Reduction" on Annex E hereto, to the amount set forth on such Annex E under the column bearing the heading "Aggregate Amount Available for Drawings".

                  2. Governing Law and Customs. To the extent not expressly inconsistent with the express terms hereof, this Letter of Credit is issued subject to the International Standby Practices 1998 (the "ISP 98"). THIS LETTER OF CREDIT SHALL BE GOVERNED, AS TO MATTERS NOT GOVERNED BY ISP 98, BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK OTHER THAN THE CONFLICTS OF LAW RULES OF THE STATE OF NEW YORK THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

                  3. Transferability. This Letter of Credit is transferable in its entirety (but not in part) to any transferee who has succeeded the Indenture Trustee as may be permitted under the Trust Indenture, and such transferred Letter of Credit may be successively transferred. Transfer of the available drawing(s) under this Letter of Credit to such transferee(s) shall be effected by the presentation to us of this Letter of Credit accompanied by a transfer form attached hereto as Annex F.

                  4. Irrevocability This Letter of Credit is irrevocable.

                  5. Complete Agreement. This Letter of Credit sets forth in full the terms of the Bank's undertaking. Reference in this Letter of Credit to other documents or instruments is for identification purposes only and such reference shall not modify or affect the terms hereof or cause such documents or instruments to be deemed incorporated herein.


                                                              Page 4 of 13 Pages

[NORDEA LOGO]


         L/C NO. 30532

         December 20, 2001


         6. Amendment. Any amendment or supplement to or any modification of or consent or waiver with respect to this Letter of Credit shall require the consent of the Note Holders.



Very truly yours,

Nordea Bank Norge ASA

By:   /s/ [AUTHORIZED SIGNATOR]
   ----------------------------------

                                        By /s/ HANS CHR. KJELSRUD
                                           --------------------------
                                        Authorized Officer

                                               HANS CHR. KJELSRUD
                                               SENIOR VICE PRESIDENT






                                                              Page 5 of 13 Pages

[NORDEA LOGO]


                                     ANNEX A

                          CERTIFICATE FOR "P&I DRAWING"

Re:      Nordea Bank Norge ASA (the "Bank")
         Letter of Credit No. 30532
         Dated December 20, 2001

                  We refer to the following documents: (a) Letter of Credit identified above (as amended, modified or supplemented from time to time, the "Letter of Credit"; all capitalized terms not otherwise defined herein having the meaning set forth in the Letter of Credit), and (b) the Trust Indenture. The undersigned, a duly authorized officer of [insert name of Indenture Trustee], acting in its capacity as Indenture Trustee under the Trust Indenture, hereby certifies to Nordea Bank Norge ASA (the "Bank"), with reference to the Letter of Credit issued by the Bank in favor of the Indenture Trustee under the Trust Indenture, that:


         (1) [insert [name of Indenture Trustee] is the Indenture Trustee under the Trust Indenture.

         (2) The Indenture Trustee is drawing the amount of $____________ under the Letter of Credit for the payment of (a) due and owing amounts (whether for principal, accrued interest, interest accrued at a default rate, any applicable make-whole amount, or otherwise) payable pursuant to the Series A Notes and/or
(b) due and Owing accrued interest payable on the Series B Notes.

         (3) The amount of the sight draft accompanying this Certificate does not exceed the amount permitted to be drawn under the Letter of Credit in accordance with the Letter of Credit.

         (4) You are hereby directed to make payment of the accompanying sight draft in immediately available funds by Federal Reserve wire transfer to our account with [here specify location of account to which funds shall be directed].

         (5) The Indenture Trustee covenants and agrees that it will not permit amounts received pursuant to this drawing to be commingled with any of its other funds.

IN WITNESS WHEREOF, the Indenture Trustee has executed and delivered this Certificate as of the ____ day of ___________, ____.


                                                                , as Indenture
                                         ----------------------
                                         Trustee

                                         By
                                           -----------------------------------
                                           Title:


                                                              Page 6 of 13 Pages

[NORDEA LOGO]


                                     ANNEX B

                   CERTIFICATE FOR "RATINGS DOWNGRADE DRAWING"

Re:      Nordea Bank Norge ASA (the "Bank")
         Letter of Credit No. 30532
         Dated December 20, 2001


         We refer to the following documents: (a) the Letter of Credit identified above (as amended, modified or supplemented from time to time, the "Letter of Credit"; all capitalized terms not otherwise defined herein having the meaning set forth in the Letter of Credit); and (b) the Trust Indenture. The undersigned, a duly authorized officer of [insert name of Indenture Trustee], acting in its capacity as Indenture Trustee under the Trust Indenture, hereby certifies to Nordea Bank Norge ASA (the "Bank"), with reference to the Letter of Credit issued by the Bank in favor of the Indenture Trustee under the Trust Indenture, that:

         (1) [insert name of Indenture Trustee] is the Indenture Trustee under the Trust Indenture.

         (2) One of the following has occurred: (a) the Bank's short term and long term certificate of deposits are no longer rated either (i) "A-1" and "AA-" or higher by Standard & Poor's Ratings Services, a division of McGraw-Hill Companies or any successor thereto ("S&P"), or (ii) P-1 and Aa3 or higher by Moody's Investor Service, Inc. or any successor thereto ("Moody's") or (b) neither S&P (or any successor thereto) nor Moody's (or any successor thereto) continues to rate the Bank's short term and long term certificates of deposits. The first date on which the foregoing ratings criteria are no longer satisfied is herein referred to as the Ratings Downgrade Date".

         (3) It has been at least thirty (15) calendar days since the Ratings Downgrade Date, and Noble Drilling Corporation has not provided a replacement letter of credit acceptable to the Indenture Trustee. The Indenture Trustee is therefore drawing the entire amount available for drawing under the Letter of Credit.

         (4) The amount of the sight draft accompanying this Certificate does not exceed the amount permitted to be drawn under the Letter of Credit in accordance with the Letter of Credit.

         (5) You are hereby directed to make payment of the accompanying sight draft in immediately available funds by Federal Reserve wire transfer to our account with [here specify location of account to which funds shall be directed].

         (6) The Indenture Trustee covenants and agrees that it will not permit amounts received pursuant to this drawing to be commingled with any of its other funds.


                                                              Page 7 of 13 Pages

[NORDEA LOGO]


         L/C NO. 30532

         December 20, 2001

                                     ANNEX B



IN WITNESS WHEREOF, the Indenture Trustee has executed and delivered this Certificate as of the ____ day of ___________, ____.

                                                        , as Indenture
                                       ----------------
                                       Trustee

                                       By
                                         -------------------------------------
                                         Title:






                                                              Page 8 of 13 Pages

[NORDEA LOGO]


                                     ANNEX C

                     CERTIFICATE FOR "LC EXPIRATION DRAWING"


Re:      Nordea Bank Norge ASA (the "Bank")
                Letter of Credit No. 30532
                Dated December 20, 2001

         We refer to the following documents: (a) the Letter of Credit identified above (as amended, modified or supplemented from time to time, the "Letter of Credit"; all capitalized terms not otherwise defined herein having the meaning set forth in the Letter of Credit); and (b) the Trust Indenture. The undersigned, a duly authorized officer of [insert name of Indenture Trustee], acting in its capacity as Indenture Trustee under the Trust Indenture, hereby certifies to Nordea Bank Norge ASA (the "Bank"), with reference to the Letter of Credit issued by the Bank in favor of the Indenture Trustee under the Trust Indenture, that:

         (1) [insert name of Indenture Trustee] is the Indenture Trustee under the Trust Indenture.

         (2) The date of the delivery of this Certificate is not more than twenty-five (25) calendar days prior to the current stated expiration date of the Letter of Credit.

         (3) The Bank has delivered a notice pursuant to Section 4(b) of the Letter of Credit stating that the Bank will not extend the stated expiration date of the Letter of Credit. Noble Drilling Corporation has not caused a Replacement Letter of Credit (as such term is hereinafter defined) to be delivered to the Indenture Trustee. As used herein the term "Replacement Letter of Credit" means a letter of credit (a) that is acceptable to the Indenture Trustee, (b) that is substantially in the form of the Letter of Credit, (c) that is issued by a financial institution that meets the ratings requirements set forth in paragraph (2)(a) of Annex B to the Letter of Credit, and (d) that either (i) has a stated expiration date no earlier than April 23, 2004 or (ii) provides for the automatic extension of such stated expiration date pursuant to a provision in substantially the same form as Section 4(b) of the Letter of Credit.

         (4) The Indenture Trustee is drawing the entire amount available for drawing under the Letter of Credit. The amount of the sight draft accompanying this Certificate does not exceed the amount permitted to be drawn under the Letter of Credit in accordance with the Letter of Credit.

         (5) You are hereby directed to make payment of the accompanying sight draft in immediately available funds by Federal Reserve wire transfer to our account with [here specify location of account to which funds shall be directed].

         (6) The Indenture Trustee covenants and agrees that it will not permit amounts received pursuant to this drawing to be commingled with any of its other funds.


                                                              Page 9 of 13 Pages

[NORDEA LOGO]


                                     ANNEX C


IN WITNESS WHEREOF, the Indenture Trustee has executed and delivered this Certificate as of the _______ day of________, ______.

                                                             , as Indenture
                                                -------------
                                                Trustee

                                                By
                                                  ----------------------------
                                                  Title:









                                                             Page 1O of 13 Pages

[NORDEA LOGO]


                                     ANNEX D

                            CERTIFICATE FOR SURRENDER

Re:      Nordea Bank Norge ASA (the "Bank")
                 Letter of Credit No. 30532
                 Dated December 20, 2001

         We refer to the following documents: (a) the Letter of Credit identified above (as amended, modified or supplemented from time to time, the "Letter of Credit"; all capitalized terms not otherwise defined herein having the meaning set forth in the Letter of Credit); and (b) the Trust Indenture. The undersigned, one a duly authorized officer of [insert name of Indenture Trustee], acting in its capacity as Indenture Trustee and the other a duly authorized officer of Noble Drilling Corporation ("Noble"), hereby certify to Nordea Bank Norge ASA (the "Bank"), with reference to the Letter of Credit identified above issued by the Bank in favor of the Indenture Trustee, that the conditions set forth in Section 11.1 of the Trust Indenture for the surrender and cancellation of the Letter of Credit have been satisfied.

         The Letter of Credit is being surrendered to you herewith for cancellation.

         IN WITNESS WHEREOF, the Indenture Trustee and Noble have executed and delivered this Certificate as of the ___ day of__________, _____.


                               [insert name of Indenture Trustee], as Indenture
                               ----------------------------------
                               Trustee

                               By
                                 -----------------------------------------------
                                 Title:


                               NOBLE DRILLING CORPORATION

                               By
                                 -----------------------------------------------
                                 Title:







                                                             Page 11 of 13 Pages

[NORDEA LOGO]


                                     ANNEX E

                   REDUCTION OF AMOUNT AVAILABLE FOR DRAWINGS


DATE OF REDUCTION               AGGREGATE AMOUNT AVAILABLE FOR DRAWINGS
-----------------               ---------------------------------------

 5/23/2003                        $21,391,890.83
 6/23/2003                        $19,447,173.49
 7/21/2003                        $17,502,456.14
 8/21/2003                        $15,557,738.79
 9/20/2003                        $13,613,021.44
10/21/2003                        $11,668,304.09
11/20/2003                        $ 9,723,586.74
12/21/2003                        $ 7,778,869.39
 1/21/2004                        $ 5,834,152.05
 2/20/2004                        $ 3,889.434.70
 3/22/2004                        $ 1,944,717.35







                                                             Page 12 of 13 Pages

[NORDEA LOGO]


                                     ANNEX F

                                TRANSFER REQUEST

Re:      Nordea Bank Norge ASA, New York Branch
                 Letter of Credit No. 30532
                 Dated December 20, 2001

Ladies and Gentlemen:

         We refer to the Letter of Credit identified above (as amended, modified or supplemented from time to time, the "Letter of Credit"; all capitalized terms not otherwise defined herein having the meaning set forth in the Letter of Credit). For value received, the undersigned beneficiary hereby irrevocably transfers to:

                    [Name of Transferee] (the "Transferee")
                    [Address]

all rights of the undersigned beneficiary to draw under the above Letter of Credit in its entirety.

         By this transfer, all rights of the undersigned beneficiary in such Letter of Credit are transferred to the Transferee and the Transferee shall have the sole rights as beneficiary thereof, including sole rights relating to any amendments, whether increases or extensions or other amendments and whether now existing or hereafter made, and the rights to make drawings thereunder. All amendments are to be advised direct to the Transferee without necessity of any consent of or notice to the undersigned beneficiary.

         The Letter of Credit is returned herewith, and we ask you to endorse the transfer on the reverse of the Letter of Credit and forward the Letter of Credit direct to the Transferee with your customary notice of transfer.

SIGNATURE AUTHENTICATED                Very truly yours,

                                       [insert name of Indenture Trustee], as
-----------------------------          Indenture Trustee
      (Bank)


                                       By
-----------------------------            -------------------------------------
(Authorized Signature)                   Title:





                                                             Page 13 of 13 Pages